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                                                                     EXHIBIT 4.5
                            UNITED DENTAL CARE, INC.

                             1995 STOCK OPTION PLAN
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                                 As Amended(1)


         1. Purpose of Plan. This 1995 Stock Option Plan ("Plan") is intended to provide selected officers and key employees of United Dental Care, Inc., a Delaware corporation (the "Company"), and its existing or future parent or subsidiary corporations ("Affiliates"), if any, and, subject to the limitations specified herein, directors of the Company who are not employees of the Company or any of its Affiliates ("non-employee directors of the Company"), with the opportunity to acquire or increase ownership of shares of the Company, to give them additional incentive to promote the success of the Company, and/or to encourage them to remain in the employ of the Company or its Affiliates or to act as non-employee directors of the Company. Options issued pursuant to this Plan shall not constitute incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.      Shares Subject to Plan.  Subject to adjustment as provided in
Section 17 hereof, there will be reserved for issuance upon the exercise of stock options ("Options") to be granted from time to time under the Plan an aggregate of 800,000 shares of Common Stock, $.10 par value (the "Common Stock"), of the Company, which is the maximum number of shares for which Options may be granted pursuant to the Plan. Such shares may be, in whole or in part, either authorized unissued Common Stock and/or issued Common Stock which shall have been reacquired by the Company. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

         3. Administration of Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two (2) members of the Board of Directors, and, except as is provided in the immediately following sentence, may be constituted by all members of the Board of Directors. In the event that the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), all members of the Committee shall be "disinterested persons," as defined in Rule 16b-3 promulgated under the Act. Initially the Compensation Committee of the Company shall be the Committee.
The Committee shall have the authority to grant Options upon such terms (not inconsistent with this Plan) as the Committee shall consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option, but the Committee may nevertheless, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have the authority to interpret all provisions of this Plan; to prescribe the form of agreements evidencing the grant of Options under this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan which is within the scope of the authority delegated to the Committee shall be final and conclusive. Notwithstanding the foregoing provisions of this Section 3 or any other provision of this Plan to the contrary, however, Options shall be granted to non-employee directors of the Company only on and subject to the terms and conditions stated in Section 10 hereof. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option Agreement (hereinafter defined) or Option. All expenses of administering this Plan shall be borne by the Company.

         4.      Employees to Whom Options Shall be Granted.   An Option may be
granted to such officers and key employees of the Company or any of the Affiliates, whether or not they are directors, as may be selected by the Committee for the purposes of accomplishing the objectives of the Plan. Non-employee directors of the Company shall only be eligible to receive Options under the provisions of Section 10 hereof. A person receiving



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   (1)As amended by amendment submitted at 1996 Annual Meeting of Stockholders

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an Option ("Optionee") may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth.

         5. Option Price. Subject to Section 10 hereof, the purchase price per share (the "Option Price") of the Common Stock which shall be subject to each Option shall be determined by the Committee so long as shares of Common Stock are issued for lawful consideration. The Committee, in fixing the Option Price, shall have full authority and discretion and shall be fully protected in exercising such authority and discretion.

         6. Term of Options. Subject to Section 10 hereof, the Committee shall determine the term of each Option granted under the Plan; provided, however, that each Option granted under this Plan may not have a term in excess of ten (10) years from the date such Option is granted. Each Option is subject to earlier termination as hereinafter provided.

         7. Option Agreement. Each Option granted under the Plan shall be evidenced by a written option agreement (as amended or supplemented pursuant to this Plan, the "Option Agreement") which may contain such additional or different terms as may be specified by the Committee at the time of the grant of the Option which are not inconsistent with the terms of the Plan.

         8.      Exercise of Options.

                 (a) Cumulative Percentage. Subject to Section 10 hereof, each Option shall be exercisable in whole or in part in such amounts as may be specified by the Committee and set forth in the Option Agreement between each Optionee and Company. Any Optionee who is required to report under Section 16 of the Act may not sell any shares acquired upon exercise of any Option prior to the lapse of six months from the date of its grant or, if later, six months following approval of the Plan by the Company's stockholders.

                 (b) Fractional Shares. Options may only be exercised with respect to full shares and not for any fractional shares.

                 (c) Notice of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Optionee shall exercise an Option by giving written notice to the Company of the number of full shares being purchased and the aggregate purchase price to be paid therefor. Such notice shall be accompanied by an undertaking to furnish or execute such documents as the Company, in its discretion, shall deem necessary (i) to evidence the exercise, in whole or in part, of the Option, (ii) to determine whether registration of the shares is then required under the Securities Act of 1933, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

                 (d) Payment of Option Price. Each notice of exercise shall be accompanied by full payment in cash of the Option Price for the shares being purchased; provided, however, an Optionee other than a non-employee director of the Company may upon approval of the Committee exercise his Option by tendering to the Company shares of the Common Stock of the Company owned by him having a Fair Market Value equal to the Option Price. "Fair Market Value" shall mean, if the Common Stock is traded on one or more established markets or exchanges, the mean of the opening and closing prices of the Common Stock in the primary market or exchange on which the Common Stock is traded and, if the Common Stock is not so traded or the Common Stock does not trade on the relevant date, the value determined in good faith by the Committee.

                 (e) Payment of Withholding. Upon exercise of an Option of any Optionee who is subject to the reporting and other provisions of Section 16 of the Act, such number of shares otherwise issuable shall be reduced by the amount necessary to satisfy the Optionee's U.S. federal and, where applicable, state and local tax withholding requirements. Otherwise, the Committee may, in its discretion, require an Optionee to pay to the Company at the time of exercise of an Option or portion thereof the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.





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         9.      Continuous Employment.  Except as provided in Sections 14 and
15 hereof, or as otherwise provided herein with respect to non-employee directors of the Company, an Option may not be exercised at any time unless the holder thereof shall have been in the continuous employment of the Company or any of the Affiliates, from the date of the grant of the Option to 5:00 p.m. on the date of its exercise. Whether authorized leave of absence or absence for military or governmental service, illness, temporary disability, or other reasons shall constitute interruptions of continuous employment for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         10. Grants to Certain Non-Employee Directors. Notwithstanding any provision of the Plan to the contrary, to the extent Options are available hereunder, each Eligible Director (hereinafter defined) who serves as a director of the Company on April 28, 1995, or becomes a non-employee director of the Company after that date (the date applicable to a director, the "Eligibility Date"), is hereby granted as of the Eligibility Date an Option to purchase 16,000 shares of Common Stock at the Fair Market Value on the date of grant.

         Grants of Options under this Section 10 are automatic, and are intended to constitute "formula" grants satisfying Rules 16b-3(c)(2)(i)(A) and 16b-3(c)(2)(ii) under the Act, or successor provisions thereto. "Eligible Director" means each member of the Board of Directors of the Company who, as of the Eligibility Date, (i) is not an officer or employee of the Company or any of its Affiliates, (ii) does not beneficially own, and is not a representative or affiliate (as defined in Rule 12b-2 under the Act) of any person or entity that beneficially owns, 200,000 or more shares of the Common Stock of the Company, and (iii) was not elected to the Board of Directors pursuant to any contractual agreement with the Company or any stockholder thereof, or nominated for election and subsequently elected to the Board of Directors pursuant to any such contractual agreement.

         Each Option granted to an Eligible Director shall vest in four equal cumulative installments. Each installment shall become exercisable on the day after each of the next four annual meetings of stockholders of the Company held after the Eligibility Date. Each such Option may become exercisable under the circumstances described in the second paragraph of Section 17. Each such Option shall also be subject to the last sentence of Section 8(a). Each such Option shall expire ten (10) years from the date of grant (or at the time specified in Section 15 or 16 of the Plan, if earlier) and shall otherwise be subject to the Plan and such terms and conditions not inconsistent with this
Section 10 as may be included in the Option Agreement for such Option.

         If on any Eligibility Date sufficient shares are not available to grant to any Eligible Director Options for 16,000 shares, then each such Eligible Director shall instead receive an Option (a "Reduced Grant") equal to his pro rata portion of the number of shares of Common Stock then available for grant. Thereafter, if additional shares of Common Stock become available, then each person who received a Reduced Grant who still meets the Eligible Director requirements on the date additional shares become available shall automatically receive an additional Option. The number of available shares shall be divided among all such Eligible Directors who received Reduced Grants; provided, however, that the aggregate number of shares granted to any one Eligible Director pursuant to this Section 10 shall not exceed 16,000 shares. If more than one Reduced Grant has been made, available Options shall be granted sequentially starting with Eligible Directors with the earliest Eligibility Date, and pro rata among Eligible Directors with the same Eligibility Date.

         11. Compliance With Law and Requisite Government Approval. No Common Stock shall be delivered in connection with the exercise of an Option except in compliance with all applicable federal and state laws and regulations (including without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option may be exercised in whole or in part and no certificates representing shares subject to such Option shall be delivered if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been secured.

         12. No Rights as Stockholders. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of one or more certificates to him for such shares upon the due exercise of the Option. Except as provided in Section 17 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificates.





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         13.     Non-Transferability.  An Option shall not be transferable
otherwise than by the last will and testament of the Optionee or the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         14. Termination of Employment By Retirement or Disability of Optionees. The provisions of this Section 14 shall apply to all Options other than Options granted to non-employee directors of the Company pursuant to
Section 10 hereof:

                 (a) In the event that an Optionee shall voluntarily terminate his employment with the Company or any of the Affiliates without the consent of the Company (of which the Committee shall be the sole judge), or if the Optionee shall have his employment involuntarily terminated by the Company or any of the Affiliates for Cause, then the Option shall terminate as to any unexercised portion thereof on the effective date of such termination.

                 (b) If (i) the Optionee voluntarily terminates his employment with the Company or any of the Affiliates with the consent of the Company (of which the Committee shall be the sole judge), (ii) the Optionee shall have his employment involuntarily terminated by the Company or any of the Affiliates for any reason, including disability, not involving Cause, or (iii) the Optionee retires from the Company or any of the Affiliates, then the Optionee shall have the right for thirty (30) days after such termination or retirement to exercise his Option (to the extent that the Optionee shall have been entitled to do so immediately prior to such termination or retirement) in whole or in part, and any portion of the Option not exercisable immediately prior to such termination or retirement shall terminate on the effective date of such termination or retirement and cease to exist.

                 (c) An Optionee's employment shall be deemed terminated "for Cause" if terminated by the Board of Directors of the Company or the board of directors of an Affiliate because of dishonesty, other acts detrimental to the interest of the Company or its Affiliates, or any material breach by the Optionee of any employment, nondisclosure, noncompetition, or other contract with the Company or one of its Affiliates. Whether Cause exists shall be determined by such board of directors in its sole discretion and in good faith.

         15. Death of an Optionee. If an Optionee shall die while he is employed by the Company or any of the Affiliates or while a non-employee director of the Company holding Options granted under Section 10 hereof, the Executor or Administrator of the Optionee's estate or the person or persons acquiring the Option upon the death of the Optionee may exercise such Option (to the extent that the Optionee shall have been entitled to do so on the date of his death) at any time within one (1) year after the Optionee's death, subject to the other terms and conditions of this Plan, and any remaining portion of such Option not exercisable by the Optionee on the date of his death shall terminate immediately and cease to exist; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

         16. Termination of Director Status. If a non-employee director of the Company granted an Option pursuant to Section 10 shall thereafter cease for any reason (other than death, which shall be governed by Section 15 hereof) to be a director of the Company, then the Option shall terminate on the effective date of such termination as to any unexercised portion thereof.

         17. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of Company by reason of share dividends, split-ups, reverse stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, reclassifications, or the like of or by the Company, or otherwise, in which the Company is the surviving company, the Committee shall take such action, as shall be necessary to preserve the rights of all holders under outstanding and unexercised Options so that such rights remain proportionate to the rights held by them under such outstanding Options immediately prior to such event. Such actions shall include, but are not limited to, adjustments in the number and class of shares available to be granted under the Plan, adjustments in other numbers of shares of Common Stock referenced in the Plan, and adjustments in the number of shares granted and the Option Price under any Option Agreement.

         Unless an Optionee's Option Agreement provides otherwise, in the event of dissolution or liquidation of the Company; a sale of all or substantially all of the assets of the Company; or a merger or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) in which the





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shareholders of the Company and their proportionate ownership interests immediately after the transaction are not substantially identical to that immediately prior to the transaction; then each Option granted to a non-employee director of the Company then outstanding shall terminate and the Board of Directors may cause every other Option then outstanding to terminate, but the Optionee of each then outstanding Option shall have the right, immediately prior to such dissolution, liquidation, sale of assets, merger or consolidation, to exercise such Options with all installments of exercisability accelerated. Such termination and acceleration of exercisability shall not apply to a given Option (including Options granted to non-employee directors) if any surviving or acquiring corporation agrees to assume such Option in connection with the merger or consolidation.

         18. Date of the Plan and Approval of Stockholders. This Plan is dated April 28, 1995, which is the date upon which the Board of Directors adopted the Plan. This Plan is subject to the approval of the holders of a majority of the shares present either in person or by proxy and entitled to vote at a duly held meeting of the stockholders at which a quorum is present representing a majority of all outstanding voting shares of the Company either in person or by proxy or by the written consent of the holders of a majority of the securities of the Company entitled to vote.

         19. Time of Granting Options. Subject to Section 10 hereof, unless otherwise designated by the Committee the grant date of an Option shall be the date that the Option is awarded by the Committee.

         20. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.

         21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors of the Company or any Affiliate or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by a majority of the disinterested directors of the Company or by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a member of the Committee is liable for gross negligence or intentional and willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, such member of the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The foregoing provisions shall be in addition to all rights to indemnification and advancement of expenses to which the Committee members may be entitled pursuant to any provision of the Certificate of Incorporation or Bylaws of the Company or any Affiliate, agreement, vote or consent of stockholders of the Company or any Affiliate, statute, or otherwise.

         22. Amendment of the Plan. The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that if any person subject to Section 16 of the Act holds an Option, no such revision or amendment shall (a) materially increase the benefits accruing to participants under this Plan, (b) materially increase the number of shares that may be issued under this Plan or (c) materially modify the requirements as to participation in the Plan without the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law or by written consent of the holding of a majority of the securities of the Company entitled to vote. In addition, notwithstanding the foregoing or anything herein to the contrary, the provisions of this Plan governing the non-employee directors of the Company eligible to receive Options pursuant to Section 10 hereof, the timing of such Option grants, the number of Options to be granted to such non-employee directors, the exercise price per share under each such Option, the periods during which such Options are exercisable and the date on which such Options terminate, may not be amended more than once every six (6) months other than to comport with changes





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in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The modification of the Plan shall not, without the consent of an Optionee, affect his rights under an Option theretofore granted to him.

         23. Termination of the Plan. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of Directors unless sooner terminated by the Board of Directors. All Options granted hereunder must be granted prior to the date on which the Plan is terminated. The termination of the Plan shall not, without the consent of an Optionee, affect his rights under an Option theretofore granted to him.

         24. Compliance with Section 16 of the Act. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void with respect to persons subject to Section 16 of the Act, to the extent permitted by law and deemed advisable by the Committee.

         25. Right of the Company and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Option Agreement, shall confer upon any Optionee the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time.

         26. Applicable Law. This Plan is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.





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